                           Solicitation of Proxies

                                SCHEDULE 14A

[40,151] Information Required in Proxy Statement
   Reg. 240.14a-101

                           SCHEDULE 14A INFORMATION
   Proxy Statement Pursuant to Section 14(z) of the Securities Exchange Act of 1934



Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12
- --------------------------------------------------------------------------
        ATARI CORPORATION
        1196 Borregas Avenue
        Sunnyvale, California 94089
- --------------------------------------------------------------------------
        ATARI CORPORATION



Payment of Filing Fee(Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

ATARI CORPORATION
1196 Borregas Avenue
Sunnyvale, California 94089
____________________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 17, 1994


To the Shareholders of
ATARI CORPORATION

        The Annual Meeting of Shareholders of Atari Corporation ("the Company") will be held on Friday, June 17, 1994 at 2:00 P.M.. (PST) at the Company's Meeting Room at 1196 Borregas Avenue, Sunnyvale, California 94089, for the following purposes:

        1. To elect a Board of Directors to serve for the ensuing year and until their successors are elected.

        2. To ratify the appointment of Deloitte & Touche as independent auditors for the Company for the year ending December 31, 1994.

        3. To transact such other business as may properly come before the meeting or any adjournment thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only shareholders of record on the Company's books at the close of business on April 23, 1994 will be entitled to vote at the meeting.

        All shareholders are cordially invited to attend the meeting. Shareholders are requested to complete, date, sign and return the enclosed proxy cards as promptly as possible in the postage prepaid envelope enclosed for that purpose. The giving of such proxy will not affect your right to vote in person should you decide to attend the meeting.

                                         By Order of the Board of Directors




Dated:   April 29,  1994                 Adron Beene, Secretary


\proxy\4mtg425

ATARI CORPORATION
1196 Borregas Avenue
Sunnyvale, California 94089
_______________________________________

PROXY STATEMENT
_______________________________________

Annual Meeting of Shareholders
June 17, 1994


SOLICITATIONS OF PROXIES

        This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Atari Corporation, a Nevada corporation ("the Company"), for use for the purposes set forth herein and in the accompanying Notice at the Annual Meeting of Shareholders to be held on Friday June 17, 1994 at 2:00 P.M. at the Company's Meeting Room, 1196 Borregas Avenue, Sunnyvale, California 94089, and all adjournments and postponements thereof ("the Meeting").

        This proxy statement and the accompanying form of proxy were first mailed to shareholders entitled to notice and vote at the Meeting on or about May 20, 1994.

        The cost of preparing, assembling and mailing this Notice of Annual Meeting of Shareholders, Proxy Statement and forms of proxy and the solicitation of proxies will be paid by the Company. In addition to this solicitation, proxies may be solicited in person or by telephone or telegraph by Directors, officers, employees or agents of the Company who will not receive any additional compensation for such solicitation. The Company will furnish proxy materials to brokers, fiduciaries or custodians holding shares in their names that are beneficially owned by others, to permit them to forward such materials to such beneficial owners. The Company will reimburse brokers or other persons holding stock in their names or the names of their nominees for the expenses of forwarding soliciting material to their principals.

REVOCABILITY OF PROXIES

        The enclosed Proxy is revocable at any time before its use by delivery to the Company of a written notice of revocation or a duly executed Proxy bearing a later date. If a person who has executed and returned a Proxy is present at the meeting and wishes to vote in person, he or she may elect to do so and thereby suspend the power of the proxy holders to vote his or her Proxy.

VOTING

        The close of business on April 23, 1994 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting. On that date, there were 58,796,662 shares of the Company's Common Stock outstanding. Each shareholder of record on the record date is entitled to one vote for each share of Common Stock held by such shareholder on any matter that may be presented for consideration and action by the shareholders at the Meeting. In the election of Directors, those Directors and nominees receiving the most votes cast (provided a quorum is present) will be elected. Any other action shall be authorized by a majority of the votes cast at the Meeting, provided a quorum is present. Shareholders are not permitted to cumulate their votes in the election of Directors.


CERTAIN OWNERSHIP OF COMMON STOCK

        The following table sets forth information, as of April 23, 1994, with respect to beneficial ownership of Common Stock (a) by persons known by the Company to be the beneficial owners of more than 5% of the outstanding Common Stock, (b) by each director or nominee, (c) each executive officer, and (d) by all directors and executive officers of the Company as a group.

                                   Amount and              Percent of
                                   Nature of               Outstanding
   Name of Beneficial Owner(1)     Beneficial Ownership    Common Stock(1)
   Jack Tramiel                    12,641,026 (2)          21.5%

   Time Warner, Inc. (formerly
   Warner Communications, Inc.)    15,770,000 (3)          26.8%

   Leonard Tramiel                 5,154,096 (7)           8.8 %

   Sam Tramiel                     5,078,989 (4)           8.6%

   Garry Tramiel                   4,822,194               8.2%

   Leonard I. Schreiber            197,400 (5)             --

   August J. Liguori               97,000                  --

   Michael Rosenberg               25,000  (6)             --

   Adron Beene                     -0-                     --

   Richard Miller                  -0-                     --

   Laurence Scott                  -0-                     --

   All directors and officers
   as a group (11 persons)         23,193,511              39.4%


(1) Percentage information is omitted for those individuals whose shares beneficially represent less than 1% of the outstanding shares of the Company's Common Stock.

(2) The address of Mr. Jack Tramiel is 1196 Borregas Avenue, Sunnyvale, California 94089. The number of shares indicated as beneficially owned by Mr. Jack Tramiel includes shares held jointly by Jack and Helen Tramiel, his wife. This number excludes an aggregate of 463,044 shares held by five other family members, as to which Mr. Jack Tramiel disclaims beneficial ownership.

(3) The address of Time Warner Inc. is 75 Rockefeller Plaza, New York, New York 10019. The Company sold an additional 1,500,000 shares of common stock to Time Warner Inc. at a price of $8.50 per share. The Company also issued 70,000 shares of common stock to Atari Games Corporation, a subsidiary of Time Warner Inc. to extinguish accrued royalty liabilities and minimum guarantees. These transactions closed on April 19, 1994.

(4) Does not include 140,124 shares held in trust for Mr. Sam Tramiel's three minor children, as to which Mr. Tramiel disclaims beneficial ownership. Does not include 40,000 shares owned by Tziporah Tramiel, Mr. Tramiel's wife, as to which Mr. Tramiel disclaims beneficial ownership.

(5) Does not include 7,500 shares owned by Ellen W. McBride and 5,000 shares owned by Laurie L. Baker, daughters of Mr. Schreiber, as to which Mr. Schreiber disclaims beneficial ownership.

(6) In addition, Mr. Rosenberg owns $100,000 par value of Atari 5.25% Convertible Subordinated Debentures.

(7) Does not include 40,000 shares owned by Preeva Tramiel, wife of Leonard Tramiel, as to which Mr. Tramiel disclaims beneficial ownership.



ELECTION OF DIRECTORS

        The Company's directors are to be elected at each annual meeting of shareholders. At this Meeting, five directors will be elected to serve until the next annual meeting of shareholders and until their successors are elected and qualified. The nominees for election as directors at this Meeting are set forth in the table below. All are incumbent directors who have served as such during the last fiscal year. Each of the nominees has consented to serve as director if elected.

        In the event that any of the nominees for directors should become unable to serve if elected, it is intended that shares represented by proxies which are executed and returned will be voted for such substitute nominee(s) as may be recommended by the Company's existing Board of Directors. To the best of the Company's knowledge, all nominees are and will be available to serve.

   Nominee             Age  Position(s) with the Company

   Jack Tramiel        65   Chairman of the Board
   Sam Tramiel         44   Director, President and Chief Executive Officer
   August J. Liguori   42   Director, Chief Financial Officer and Treasurer
   Leonard Schreiber   79   Director
   Michael Rosenberg   66   Director

Jack Tramiel founded the Company in May 1984 and has served as its Chairman and, until May 1988, Chief Executive Officer. Mr. Tramiel is the father of Sam, Leonard, and Garry Tramiel.

Sam Tramiel has been President and a Director of the Company since June 1984 and became Chief Executive Officer in 1988.

August J. Liguori joined the Company in April 1986 as Vice President - Administration, Atari U.S. Corp. Mr. Liguori served as Vice President and General Manager, Atari U.S. Corp. from October 1986 to October 1989; as Vice President, Atari Corporation, October 1989 to October 1990; and as Vice President - Finance, Treasurer, Chief Financial Officer since October 1990.

Leonard I. Schreiber has been a Director of the Company since its formation in 1984 and served as a Vice President and Secretary of the Company from its formation through 1986. He is a partner of Schreiber & McBride, which serves as General Counsel to the Company.

Michael Rosenberg was elected to the Company's Board of Directors in May 1987. Mr. Rosenberg has been Chairman and Chief Executive Officer of Ross & Roberts, Inc. since he acquired that company from the Bemis Company, Inc. in September 1987. Prior to this, he was employed by Ross & Roberts, Inc. He is a Certified Public Accountant.

Director Fees

        The outside directors, Michael Rosenberg and Leonard Schreiber, are paid $500.00 per meeting. Each outside director has 25,000 options.


Board Meetings and Committees

        The Company's Board of Directors met four times during 1993. Each director attended at least 75% in aggregate of the meetings of the Board of Directors and of the Committees on which such director served during the year. The Company seeks potential nominees for Board membership in various ways and will consider suggestions submitted by shareholders. Any such shareholder suggestion should be submitted, in writing, to the Secretary of the Company at the above address.

	The Board has the following Committees:

Executive Committee The members are: Jack Tramiel, Sam Tramiel, and August Liguori. The Committee met two times during the year. The Executive Committee reviews and recommends to the Board of Directors action on major business activities of the Company.

Audit Committee   The members are: Leonard I. Schreiber and Michael Rosenberg.
The Committee met once during the year. The Audit Committee is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls.

Compensation & Stock Option Committee  The members are:  Jack Tramiel, Leonard
I. Schreiber and Michael Rosenberg. The Committee met once during the year. The Compensation and Stock Option Committee reviews and approves the Company's executive compensation policy and administers the Company's stock option and restricted stock plan.

Management recommends voting "FOR" the election of Messrs. J. Tramiel, S. Tramiel, A. Liguori, L. Schreiber and M. Rosenberg. Unless otherwise directed by a shareholder, proxies will be voted "FOR" the election of such nominees.

EXECUTIVE OFFICERS OF THE COMPANY

        The following table sets forth those executive officers of the Company not set forth above as Directors:

        Name            Age     Position(s) with the Company

	Adron Beene	34	Vice President - Legal and Secretary,
                                Atari Corporation since June 1993;
                                Corporate Counsel, Atari Corporation,
                                June 1987 to June 1993.

	Richard Miller	31	Vice President - Technology, Atari
                                Corporation since May 1989; Director of
                                Research and Development, Atari
                                Corporation from February 1989; Managing
                                Director of Perihelion Ltd. from April
                                1987 to February 1989.

	Laurence Scott	48	Vice President - Manufacturing
                                Operations, Atari Corporation since June
                                1993; President, Radofin from May 1978 to
                                November 1991.

	Leonard Tramiel	38	Vice President - Advance Software
                                Development, Atari Corporation since
                                March 1991; Vice President-Software
                                Development, July 1984 to March 1991.




COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Leonard Schreiber, a director of the Company, was a member of the Compensation Committee during 1993. He is not a present officer or employee of the Company or any of its subsidiaries.

        Michael Rosenberg, a director of the Company, was a member of the Compensation Committee during 1993. He is not a present officer or employee of the Company or any of its subsidiaries.

        Jack Tramiel, a director of the Company, was a member of the Compensation Committee during 1993. He was an employee of the Company during 1993.


COMPENSATION COMMITTEE REPORT OF EXECUTIVE COMPENSATION

General

        How the Company compensates executives reflects how they -- and the Company -- perform. But actually measuring performance is a complex subject, and the Compensation Committee and the Board of Directors firmly believe that the Company's shareholders are entitled to a detailed, clear explanation of what is involved.

        This report consists of three sections. First, the report discusses the compensation philosophy of the Company. Simply stated, we believe in tying pay to performance. Second, the report discusses the three elements which comprise compensation -- salary, annual and long-term incentive compensation. Third, the report discusses the Chief Executive Officer's compensation and how his pay is tied to both his and the Company's performance.

Compensation Philosophy

        The Company's compensation philosophy is designed to achieve a number of results:

        Provide a strong feeling and direct link between executive pay and Company performance on behalf of its shareholders;

        Attract, motivate and retain key executives;

        Compensate executives for their successful long-term strategic management of the Company; and

        Establish compensation opportunities based on competitive levels among comparably-sized companies.


Elements of Executive Compensation

        Executives are compensated with a base salary, stock, stock option and a bonus plan. This combination is intended to provide executives with a base salary that is competitive in the industry with short-term incentives through a bonus plan based on annual profitability, and long-term incentives based on the value of stock through holdings or options. This plan means that while the executives make a salary in the short run, they will primarily increase their overall income by having a profitable company which will be reflected in the Company's operations and financial condition and accordingly, the value of the stock in the open market. In fact, because of the Company's poor performance, the Compensation Committee reduced the base salaries of executives and other highly paid employees worldwide during 1993. Consistent with its compensation philosophy, the Committee granted stock options in proportion to the reduction in salary. Total options granted were 182,250 at $0.875 which was the closing price of the stock as traded on May 3, 1993 on the American Stock Exchange, the effective date of the salary reductions. For 1994, those executives and employees who received a salary reduction on May 3, 1993 may elect to 1) return to their level of pay before May 3, 1993, 2) receive new options, the same number as last year, but with an exercise price of $5.25 per option (the options vest over one year, 25% per quarter), or 3) reinstate a portion of their prior salary and receive proportionate options. The Company's Chairman of the Board, Jack Tramiel, has elected to reduce his annual salary to $1.00 and has been granted 87,500 stock options which vest in one year at the rate of 25% per quarter and have an exercise price of $5.25.

Salary

        Base salaries are generally positioned at approximately the Company's perception of the market rate in the multimedia industry. Total compensation, which includes base salary plus incentives, is positioned at the average of general industry median pay levels. Both categories are used to ensure that if the Company engages in any future executive recruitment, compensation accurately reflects the marketplace.

Bonus Plan

        The Company has a bonus plan whereby a bonus pool equal to 10% of the yearly increase in after-tax profits, exclusive of extraordinary and non-recurring items, is made available for distribution on a discretionary basis. The Board of Directors feels that such a plan is necessary to attract and keep qualified employees. In 1993, the Company incurred a loss and therefore there was no bonus pool or bonus payments in the year. Since the Company has made no distribution under this plan, the Compensation Committee has not formalized performance standards and related distribution.

Chief Executive Officer Compensation

        As already discussed, the Company's executive compensation program is based on performance. The Chief Executive Officer's total 1993 compensation was designed to be equal to the multimedia industry median pay levels. Along with other highly paid officers and employees, Mr. Sam Tramiel's base salary was reduced by $50,000 and he was granted 25,000 stock options at an exercise price of $0.875 as an incentive to improve the Company's future performance. During 1994, Mr. Tramiel has elected to forgo reinstatement of his prior salary, as offered to the other highly paid officers and employees, and will receive 25,000 options at an exercise price of $5.25 per share.


COMPENSATION COMMITTEE

Jack Tramiel
Leonard I. Schreiber
Michael Rosenberg


Comparison of Five Year Cumulative Total Return
Between Atari Corporation, AMEX Composite Index and Chips & Technology,
Inc.

                         Cumulative Total Return
                         1988    1989    1990    1991    1992    1993
         Atari Corp      $100    $153    $31     $27     $21     $102
         AMEX            $100    $124    $101    $129    $130    $156
         CHIPS           $100    $136    $55     $58     $34     $49

                         Percent Annual Change
                         1988    1989    1990    1991    1992    1993
         Atari Corp      $100     53%    -80%    -14%    -21%    384%
         AMEX            $100     24%    -18%     28%      1%     20%
         CHIPS           $100     36%    -60%      7%    -42%     44%


         Note:  Graph of comparison filed on form SE.











Selection of Peer Company

        During 1993, the Company's principal products were personal computers and video games and related software which represented 67%and 33% respectively. The Company does not believe it can reasonably identify a peer group and/or a peer company because the Company's competition were in two different lines of business, and therefore a fair comparison cannot be made. The Company does consider itself to be in the development of technology and through this development process, the Company is transitioning to a new line of business. The Company feels that a fair peer comparison could be Chips & Technology, Inc. which develops technology for similar lines of business for broader applications, i.e., microprocessors and customized chips. In addition, Chips & Technology has a similar market capitalization to the Company.

SUMMARY COMPENSATION TABLE

		ANNUAL COMPENSATION	LONG TERM COMPENSATION

                                                       Other
                                                       Annual
                                 Salary    Bonus       Compensation  Options/
Name & Principal Position  Year  ($)       ($)         ($)           SARs
Sam Tramiel                1993  166,346   no          239           25,000
    Director, President    1992  207,692   no          306           --
    and Chief Executive    1991  196,538   no          306           200,000
    Officer

Richard Miller             1993  140,625   no          93            66,250
    Vice President,        1992  150,000   no          108           --
    Technology             1991  150,000   no          108           80,000

August J. Liguori          1993  134,856   no          175           36,250
    Director, Chief        1992  155,769   no          206           --
    Financial Officer      1991  150,000   no          204           --

Laurence Scott             1993  131,250   no          2,247         10,500
   Vice President,         1992   24,231   no          684           50,000
   Manufacturing &         1991      -0-
   Operations

Jack Tramiel               1993  122,837   no          0             43,750
   Chairman of             1992  175,000   no          0             --
    the Board              1991  175,000   no          4,850         --



        The following table is a summary of the stock options of the Chief Executive Officer and the four most highly compensated executive officers of the Company as of December 31, 1993.

                  Number of unexercised           Value of unexercised in the
                  options/SARs at                 money options/SARs at
                  Fiscal year-end (#)(1)          fiscal year-end($)(2)
NAME              Exercisable     Unexercisable   Exercisable     Unexercisable

Jack Tramiel      43,750          -0-             $246,094        -0-
Sam Tramiel       105,000         120,000         $420,625        $420,000
August J. Liguori  11,250          25,000         $ 63,281        $ 87,500
Richard Miller     52,250         114,000         $136,125        $397,000
Laurence Scott     20,500          40,000         $109,063        $200,000


__________________________________
1 These numbers represent only options granted; there are no stock appreciation rights.

2 Value of underlying securities at year end, minus the exercise or base price.




Stock Options

        In 1986, the Company adopted a stock option plan and restricted stock plan which were amended at the Annual Meeting of Shareholders held on May 16, 1989. At December 31, 1993, options to purchase 1,194,183 shares of Common Stock were outstanding under the Option Plan at an average exercise price of $2.64 per share.

        The Option Plan provides for the issuance of options to purchase up to 3,000,000 shares of Common Stock (less shares purchased under the Stock Plan, if any) to such employees, directors and consultants of the Company and its subsidiaries as the Board of Directors, or a committee appointed by the Board of Directors to administer the Option Plan, may determine. Directors who are not employees are not eligible to be granted options under the Option Plan.
The Board or its committee may grant either Incentive Stock Options (as defined in the Internal Revenue Code of 1986, as amended) or non-statutory stock options.

        The Board of Directors of the Company of its committee determines the number of shares to be subject to each option granted under the Option Plan, when the option may be exercisable and the exercise price of the option, which price in the case of Incentive Stock Options may not be less than 100% of the fair market value of the Company's Common Stock on the date on which the option is granted, and in the case of non-statutory stock options may not be less than 80% of the fair market value of the Company's Common Stock on the date on which the option is granted. The following table sets forth information as to options to purchase Common Stock granted to each of the five most highly compensated executive officers.



                                             Option/SAR Grants in Last Fiscal Year
- -------------------------------------------------------------------------------------------
                                                                         Potential Realizable
                                                                         Value at Assumed
                                                                         Annual Rates of
                                                                         Stock Price
                                                                         Appreciation for
                                                                         Option Term
- -------------------------------------------------------------------------------------------
                     Number of   % of Total
                    Securities   Options/SARs
                    Underlying   Granted To      Exercise or
                  Options/SARs   Employees       Base Price   Expiration
   Name              Granted #   in Fiscal Year  ($/Sh)       Date       5%         10%
- -------------------------------------------------------------------------------------------

  Sam Tramiel        25,000      5%              $0.875       May-99     $29,315    $38,753
  Richard Miller     11,250      2%              $0.875       May-99     $13,192    $17,439
  Richard Miller     50,000      9%              $2.000       Jun-99     $134,010   $177,156
  Richard Miller     5,000       1%              $1.875       Jun-99     $12,563    $16,608
  August J. Liguori  11,250      2%              $0.875       May-99     $13,192    $17,439
  August J. Liguori  25,000      5%              $3.000       Jun-99     $100,507   $132,867
  Laurence Scott     10,500      2%              $0.875       May-99     $12,312    $16,276
  Jack Tramiel       43,750      8%              $0.875       May-99     $51,301    $67,818



CERTAIN TRANSACTIONS

        Loans were outstanding from the following directors and executive officers of the Company and are repayable on demand:

                        Purpose         Highest        Outstanding
   Name                 of Loan         During Year    April 24, 1994  Rate

   Richard Miller       House Loan      $145,000       $145,000        7%
   August J. Liguori    Personal Loan   $111,000       $  76,000       7%

        In May 1993, Jack Tramiel sold 4,000,000 shares of Atari common stock to each of his sons: Sam Tramiel, Leonard Tramiel, and Garry Tramiel, for a total of 12,000,000 shares. The sales price was 15/16 ($0.9375) per share. The stock is restricted and may only be sold if registered or the transaction is exempt from securities regulations. The stock is pledged as collateral for interest bearing promissory notes issued by each son.


SHAREHOLDER PROPOSALS

        Shareholders intending to offer proposals for consideration at the Company's 1995 Annual Meeting of Shareholders must deliver the proposal to the Company by November 10, 1994 to be included in its proxy statement and form of proxy relating to that meeting. Such proposals must comply with applicable corporation laws and with regulations of the Securities and Exchange Commission with respect to matters which may properly be submitted for action by the shareholders, and should be addressed to the Secretary of the Company at 1196 Borregas Avenue, Sunnyvale, California 94089.


RATIFICATION OF APPOINTMENT OF AUDITORS

        Deloitte & Touche has served as the Company's independent auditors since 1984. The Board of Directors has again selected such firm to audit the financial statements of the Company for the year ending December 31, 1994 and submits this selection for shareholder approval. If the shareholders reject this selection, the Board will consider other firms of independent auditors. A representative of Deloitte & Touche will be present at the Annual Meeting and may make a statement and respond to appropriate shareholder questions.

Management recommends voting "FOR" the election of Deloitte & Touche as auditors. Unless otherwise directed by a shareholder, proxies will be voted "FOR" the election of Deloitte & Touche as independent auditors.

ANNUAL REPORTS

        The company will use its Annual Report on Form 10-K, which is filed with the Securities and Exchange Commission, as its Report to Shareholders for the fiscal year-ended December 31, 1993. Such report is being mailed to shareholders with the proxy materials; however, such report is not incorporated in this Proxy Statement and shall not be deemed to be a part of the Proxy solicitation material.

OTHER BUSINESS AND DIRECTOR NOMINATIONS

        At the time of the preparation of this Proxy Statement, the Company's Board of Directors had not been informed of any other matters which would be presented for action at the Annual Meeting. If any other matters are properly presented, the person named in the accompanying form of Proxy will vote or refrain from voting in accordance with his or her best judgment.


                                      By Order of the Board of Directors






                                      Adron Beene, Secretary